Exhibit 15.1

TIAN YUAN LAW FIRM

11F/Tower C, Corporate Square,

35 Financial St. Beijing. 100032,

P. R. China

Tel: (8610) 8809-2188;

Fax: (8610)8809-2150.

Date: October 19, 2009

New Oriental Education & Technology Group Inc.

No.6 Hai Dian Zhong Street

9th Floor

Haidian District, Beijing 100080

People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the use of our name under the captions “REGULATION” and “RISK FACTORS” included in the Form 20-F, which will be filed by New Oriental Education & Technology Group Inc. on October 19, 2009, with the Securities and Exchange Commission pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934 for the fiscal year ended May 31, 2009.

Sincerely yours,

/s/ Tian Yuan Law Firm